Exhibit 10.2

EXECUTION VERSION

GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT, dated as of July 15, 2022 (this “Guaranty”), made by Radian Mortgage Capital LLC, a Delaware limited liability company (“Guarantor”), in favor of Goldman Sachs Bank USA, a national banking institution (“Buyer”).

RECITALS

WHEREAS, pursuant to that certain Master Repurchase Agreement, dated as of July 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Buyer, Guarantor and Radian Liberty Funding LLC, as seller (the “Seller”), Seller and Buyer may, from time to time, enter into the Transactions; and

WHEREAS, Guarantor derives a substantial direct and indirect benefit from Buyer entering into Transactions with Seller pursuant to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor has agreed to provide this Guaranty in respect of the Obligations (as defined herein), and hereby agrees as follows:

1. Defined Terms.

(a) Terms used herein and not defined herein shall have the meanings given to them in the Agreement.

“Obligations” shall mean, as of any date of determination, the unsatisfied obligations and liabilities of Seller to Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Agreement or any other Principal Agreement.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty. (a) Guarantor hereby, unconditionally and irrevocably, guarantees to Buyer and its successors, endorsees, transferees and permitted assigns, the prompt and complete payment by Seller when due (whether at the stated maturity, by acceleration or otherwise but, for the avoidance of doubt, inclusive of any and all applicable grace periods) of the obligations under the Agreement (the “Guaranteed Obligations”).

(b) Guarantor further agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of outside counsel and one local counsel in each applicable jurisdiction) which may be paid or incurred by Buyer in enforcing any rights with respect to, or collecting, any or all of the Guaranteed Obligations described in this Guaranty and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the Guaranteed Obligations are paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Guaranteed Obligations.

(c) Except as expressly provided elsewhere in this Guaranty, no payment or payments made by Seller or any other Person (except for payments made by Guarantor in respect of the Guaranteed Obligations) or received or collected by Buyer from Seller or any other Person (except for payments received or collected from Guarantor in respect of the Guaranteed Obligations) by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations until the Guaranteed Obligations are paid in full and the satisfaction and discharge of the Agreement.

(d) Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to Buyer on account of its liability hereunder, it will notify Buyer in writing that such payment is made under this Guaranty for such purpose.

3. Representations and Warranties of Guarantor; Covenants of Guarantor.

(a) Guarantor hereby represents and warrants as of the date hereof:

(i) that it has received and reviewed copies of the Principal Agreements; and

(ii) that it has a financial interest in Seller and it has determined that it will benefit from the execution of the Principal Agreements.

(b) Guarantor hereby covenants with Buyer as follows:

(i) Guarantor shall deliver to Buyer, to the extent not otherwise publicly available, such information regarding the operations, business and financial condition of Guarantor, on a consolidated basis, or Seller, as Buyer may reasonably request; and

(ii) Guarantor shall, upon reasonable request of Buyer and at its own expense, promptly: (A) execute and deliver to Buyer all such other and further documents reasonably required by Buyer in connection with the transactions contemplated under the Principal Agreements, and (B) take such other action as Buyer may reasonably require, in each case, to carry out the intent of the provisions under this Guaranty and any other Principal Agreement;

4. Pledge; Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) by the Guarantor of all of Guarantor’s obligations under the Agreement, this Guaranty and each other Principal Agreement, the Guarantor hereby pledges, assigns and grants to Buyer a continuing first priority security interest in and lien upon all of Guarantor’s right, title and interest in, to and under the Purchased Assets and related Purchased Items and the Related Mortgage Loans and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect to such Purchased Assets and related Purchased Items and the Related Mortgage Loans. At any time and from time to time, upon the written request of Buyer, and at the sole expense of Guarantor, Guarantor will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may request for the purpose of obtaining or preserving the full benefits of this Guaranty and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Purchased Assets and related Purchased Items and the Related Mortgage Loans and the liens created hereby. Guarantor also hereby authorizes Buyer to file any such financing or continuation statement in a manner consistent with this Guaranty to the extent permitted by applicable law. For purposes of the Uniform Commercial Code and all other relevant purposes, this Guaranty shall constitute a security agreement.

5. Right of Set-off. Buyer and its Affiliates (the “Buyer Parties”) shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice, to set-off claims and to appropriate or apply any and all deposits of money or property or any other Debt at any time held or owing by the Buyer Parties to or for the credit of the account of Guarantor or Seller against and on account of the obligations and liabilities of Guarantor or Seller under the Agreement or this Guaranty, irrespective of whether or not Buyer shall have made any demand hereunder and whether or not said obligations and liabilities shall have become due; provided, however, that the aforesaid right to set-off shall not apply to any deposits of escrow monies being held on behalf of the Mortgagors related to the Purchased Mortgage Loans or other third parties. Without limiting the generality of the foregoing, the Buyer Parties shall be entitled to set-off claims and apply property held by Buyer Parties with respect to any Transaction against obligations and liabilities owed by Guarantor or Seller to the Buyer Parties with respect to any other Transaction. The Buyer Parties may set off cash, the proceeds of any liquidation of the Related Mortgage Loans or Purchased Assets and all other sums or obligations owed by the Buyer Parties to Seller or Guarantor against all of Guarantor’s or Seller’s obligations to the Buyer Parties, whether under the Agreement, this Guaranty, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to the Buyer Parties’ right to recover any deficiency. Buyer agrees promptly to notify Guarantor or Seller after any such set-off and application made by the Buyer Parties; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Notwithstanding anything to the contrary contained herein or in any Principal Agreement, if Seller, Parent Guarantor, Guarantor or any of their respective Affiliates (other than Excluded Subsidiaries) (each such entity, a “Seller Entity”) owes any obligation to Buyer, GS&Co. or any Affiliate thereof, including in its capacity as Buyer or Portfolio Hedge counterparty (each such entity, an “Buyer Entity”), such Buyer Entity may, without prior notice, aggregate, setoff and net: (i) any collateral pledged by any Seller Entity to any Buyer Entity or held or carried for any Seller Entity by any Buyer Entity; and (ii) any collateral required to be paid or returned by any Seller Entity to any Buyer Entity. Buyer agrees promptly to notify Guarantor after any such set-off and application made by any Buyer Entity; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Guarantor agrees that it shall instruct any counterparty to a Portfolio Hedge that has been pledged to Buyer pursuant to Section 4 and in connection with the security interest granted therein pursuant to Section 4, to, in the event that an Event of Default has occurred and is continuing under the Agreement and amounts are due and owing to Guarantor pursuant to the terms of such Portfolio Hedge(s), including any payments in respect of the termination thereof, remit any and all such amounts directly to Buyer, who shall apply such amounts in accordance with in accordance with Section 4.8 of the Agreement, subject to Section 4.13 of the Agreement. Guarantor further agrees that Guarantor shall deliver, on or prior to pledging such Portfolio Hedge to Buyer pursuant to Section 4, evidence to Buyer that (i) such instruction has been made, (ii) such counterparty has acknowledged and agreed to such instruction, and (iii) such counterparty has acknowledged the grant, pledge and assignment of Guarantor’s rights (but not its obligations) under such Portfolio Hedge and agreed that such grant, pledge and assignment does not violate any restrictions related thereto set forth in such Portfolio Hedge. Buyer and Guarantor intend and agree that all such payments pursuant to this Section 5 shall be “settlement payments” as such term is defined in Bankruptcy Code Section 741(8). The rights of Buyer under this Section 5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which it may have.

6. No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by Buyer pursuant to any Principal Agreement, Guarantor shall not be entitled to be subrogated to any of the rights of Buyer against Seller or any other guarantor or any collateral security or guarantee or right of set-off held by Buyer for the payment of the Guaranteed Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Seller or any other guarantor in respect of payments of the Guaranteed Obligations made by Guarantor hereunder, until all amounts owing to Buyer by Seller on account of the Guaranteed Obligations are paid in full and the Agreement is terminated. If any payment of the Guaranteed Obligations shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Buyer may determine.

7. Amendments, Etc. with Respect to the Guaranteed Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment by Guarantor of any of the Guaranteed Obligations made by Buyer may be rescinded by Buyer and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of set-off pursuant to the Principal Agreements with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and the Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of set-off pursuant to the Principal Agreements at any time held by Buyer for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Guaranteed Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on Seller or any other guarantor, and any failure by Buyer to make any such demand or to collect any payments from Seller or any such other guarantor or any release of Seller or such other guarantor shall not relieve Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

8. Waiver of Rights. To the extent permitted by applicable law, Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations, and notice of or proof of reliance by Buyer upon this Guaranty or acceptance of this Guaranty; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between Seller and Guarantor, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Guarantor and Seller with respect to the Obligations.

9. Guaranty Absolute and Unconditional. Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment by Seller of the Guaranteed Obligations only, and is in no way conditioned upon any requirement that Buyer first attempt to collect any of the Obligations from Seller and is made without regard to (a) the validity, regularity or enforceability of the Principal Agreements, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (b) any defense, set-off or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by Seller against Buyer or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller from the Guaranteed Obligations, or of Guarantor from this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against Seller or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and the successors and permitted assigns thereof, and shall inure to the benefit of Buyer and its successors, endorsees, transferees and permitted assigns, until all Guaranteed Obligations shall have been satisfied by payment in full and the satisfaction and discharge of the Agreement, notwithstanding that from time to time during the term of the Agreement, Seller may be free from any Guaranteed Obligations.

10. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if, at any time, payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantor or Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Guarantor or Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.

11. Payments. Guarantor hereby guarantees that payments hereunder will be paid to Buyer without set-off or counterclaim in U.S. dollars in accordance with the wiring instructions of Buyer.

12. Intent. Guarantor intends and acknowledges that (i) this Guaranty is a “master netting agreement” as that term is defined in Section 101(38A) of the Bankruptcy Code (except to the extent the term of the Transactions makes such term inapplicable), a “repurchase agreement” as that term is defined in Section 101(47)(A) of the Bankruptcy Code and a “securities contract” as that term is defined in Section 741(7)(A) of the Bankruptcy Code and (ii) this Guaranty is “credit enhancement” that is “related to” and provided “in connection with” the Agreement and each transaction thereunder and is within the meaning of Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(xi) of the Bankruptcy Code and is, therefore, (i) a “securities contract” as that term is defined in Section 741(7)(A)(xi) of the Bankruptcy Code and (ii) a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code and payments and transfers under this Guaranty constitute transfers made by, to, or for the benefit of a “financial institution,” “financial participant” or “repo participant” within the meaning of Section 101(22), 101(22A) and 101(46) of the Bankruptcy Code. It is understood and agreed that any party’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Guaranty is in each case a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Guaranty as described in Section 561 of the Bankruptcy Code.

13. Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by electronic mail, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

If to Guarantor:

Radian Mortgage Capital LLC

c/o Radian Group Inc.

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania 19087

Attention: Preston James, SVP, Mortgage Operations

With a copy to:

Radian Group Inc.

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania 19087

Attention: David Beaning, Assistant General Counsel

If to Buyer:

Goldman Sachs Bank USA

2001 Ross Avenue, Suite 2800

Dallas, TX 75201

Attn: Rachel Harwood

All written notices shall be conclusively deemed to have been properly given or made when duly delivered, if delivered in person or by overnight delivery service, or on the fifth (5th) Business Day after being deposited in the mail, if mailed in accordance herewith, or upon transmission by the sending party of an electronic mail with respect to which no delivery failure is received by such sending party, if delivered by electronic mail. Notwithstanding the foregoing, any notice of termination shall be deemed effective upon mailing, transmission, or delivery, as the case may be.

(b) All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder which are not required to be in writing may also be provided electronically either (i) as an electronic mail sent and addressed to the respective parties hereto at their respective electronic mail addresses set forth below, or as to any such party, at such other electronic mail address as may be designated by it in a notice to the other or (ii) with respect to Buyer, via a posting of such notice on Buyer’s customer website(s).

If to Guarantor:         preston.james@radian.com; david.beaning@radian.com

If to Buyer:         gs-warehouse-am@gs.com.

14. Severability; Counterparts. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Guaranty may be signed and delivered in more than one counterpart all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.

15. Integration. This Guaranty represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer relative to the subject matter hereof not reflected herein.

16. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer; provided, that on any date on or prior to the date on which all obligations of Seller and Guarantor under the Principal Agreements are fully satisfied, any provision of this Guaranty may be waived by Buyer by a written instrument executed by Buyer,

(b) Buyer shall not by any act (except by a written instrument pursuant to Section 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. Successors and Permitted Assigns. This Guaranty shall be binding upon the successors and permitted assigns of Guarantor and shall inure to the benefit of Buyer and their respective successors and permitted assigns. This Guaranty may not be assigned by Guarantor without the express written consent of Buyer.

19. Seller’s Financial Condition. Guarantor assumes all responsibility for being and keeping itself informed of Seller’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that Buyer shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

20. Cooperation. Guarantor agrees to execute any and all further documents, instruments and agreements as Buyer from time to time reasonably requests to evidence Guarantor’s obligations hereunder.

21. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

22. SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE PRINCIPAL AGREEMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS AND AGREES THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) CONSENTS AND AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 12 OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING; AND

(d) CONSENTS AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER PRINCIPAL AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

24. Termination. This Guaranty shall terminate and be of no further force and effect upon the satisfaction and payment in full of the Guaranteed Obligations and the satisfaction and discharge of the Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

RADIAN MORTGAGE CAPITAL LLC, as Guarantor

By:	/s/ James Svinth
	Name:	James Svinth
	Title:	President

[Signature Page to Guaranty and Security Agreement]

Acknowledged and Agreed:

GOLDMAN SACHS BANK USA , as Buyer

By: /s/ Charles Johnson
Name: Charles Johnson
Title: Authorized Signatory

[Signature Page to Guaranty and Security Agreement]